Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, Gregory Trudel, President and CEO of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•	the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated: August 14, 2024

   /s/ Gregory Trudel

Gregory Trudel

President and CEO

I, Mala Ray, Controller and Principal Accounting Officer of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•	the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated: August 14, 2024

/s/ Mala Ray

  Mala Ray

  Controller, Principal Accounting Officer and

  Principal Financial Officer